                                                                  Exhibit 10(a)



 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 14 to the Registration Statement (Form N-4 No. 333-141763) pertaining to Lincoln Life & Annuity Variable Annuity Account H, and to the use therein of our reports dated (a) April 1, 2011, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) April 6, 2011, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account H.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 11, 2011